Exhibit 99.2

CONSENT OF EVERCORE GROUP L.L.C.

Eagle Rock Energy Partners, L.P.

1415 Louisiana Street, Suite 2700

Houston, Texas 77002

Reference is hereby made to the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) that forms a part of the Registration Statement on Form S-4 of Vanguard Natural Resources, LLC filed with the Securities and Exchange Commission on June 15, 2015 as amended by Amendment No. 1 to the Registration Statement on Form S-4 of Vanguard Natural Resources, LLC filed with the U.S. Securities and Exchange Commission on or about July 8, 2015 (the “Registration Statement”).

We hereby consent to the inclusion of our opinion letter dated May 21, 2015 to the Board of Directors of Eagle Rock Energy G&P, LLC (the “Eagle Rock Board”) included as Annex D to the Joint Proxy Statement/Prospectus, and to the references to such opinion letter in the Joint Proxy Statement/Prospectus under the captions “SUMMARY—Opinion of the Financial Advisor to Eagle Rock,” “THE MERGER—Background of the Merger,” “THE MERGER—Recommendation of the Eagle Rock Board and Its Reasons for the Merger,” “THE MERGER—Opinion of the Financial Advisor to Eagle Rock,” and “THE MERGER—Unaudited Prospective Financial and Operating Information of Eagle Rock, Vanguard and LRE.”

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent and except as otherwise set forth in our amended engagement letter with Eagle Rock Energy Partners, L.P.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

EVERCORE GROUP L.L.C.

By:	/s/ Timothy J. Carlson
Timothy J. Carlson
Senior Managing Director

Houston, Texas

July 8, 2015